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                                                                      EXHIBIT 10

                                ESCROW AGREEMENT


         This Escrow Agreement is entered into effective March 16, 1998, by and among Summit Environmental Corporation, Inc., a Texas corporation ("Summit Environmental Corporation, Inc."); SuperCorp Inc., an Oklahoma corporation ("SuperCorp"); and Bank One Trust Company, NA, Oklahoma City, N.A. ("Bank One").

         In consideration of the representations, undertakings, and promises set forth below, the parties agree as follows:

         1. REPRESENTATIONS BY SUMMIT ENVIRONMENTAL CORPORATION, INC.. Summit Environmental Corporation, Inc. represents as follows:

                  1.1. Summit Environmental Corporation, Inc. is preparing for filing a Form SB-2 Registration Statement ("the SB-2") with the Securities and Exchange Commission ("the Commission"). A copy of the most recent draft of the SB-2 is delivered herewith to Bank One, and Summit Environmental Corporation, Inc. undertakes to deliver to Bank One the final form of the SB-2 as filed with the Commission and any amendments thereto.

                  1.2. Summit Environmental Corporation, Inc. and Summit Technologies, Inc., a Texas corporation, have entered into an agreement of merger ("the Agreement of Merger"), which merger is described in the SB-2.

                  1.3. Summit Environmental Corporation, Inc. has three shareholders - SuperCorp, which is the owner of record of 500,000 shares of Summit Environmental Corporation, Inc.'s common stock ("the Spinoff Shares"), and two individuals who, together, own 250,000 shares of Summit Environmental Corporation, Inc.'s common stock.

         2. REPRESENTATIONS BY SUPERCORP. As soon as permitted by law or regulation or as soon as possible after the Commission has declared effective the SB-2, SuperCorp shall vote its 500,000 Spinoff Shares to approve the proposed merger described in the Agreement of Merger. Immediately thereafter, SuperCorp shall declare a dividend to its shareholders of the 500,000 Spinoff Shares.

         3. REPRESENTATIONS OF BANK ONE. Bank One represents that it is an "insured depository institution," as that term is defined in Section 3(c)(2) of the Federal Deposit Insurance Act.

         4. ESCROW OF SPINOFF SHARES. The 500,000 Spinoff Shares shall be escrowed with Bank One pursuant to the following terms and conditions:

                  4.1. After declaration by SuperCorp of the dividend to its shareholders of the 500,000 Spinoff Shares, either SuperCorp or its



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registrar-transfer agent shall deliver to Bank One stock certificates representing the 500,000 Spinoff Shares, which certificates shall evidence on their faces the identity of the owners of the shares represented by each certificate.

                  4.2. Until such time as the escrowed certificates are released from escrow in accordance with the terms of this Escrow Agreement, Summit Environmental Corporation, Inc. shall declare no cash dividends on the shares represented by such certificates.

                  4.3. Bank One shall hold the escrowed certificates solely for the benefit of the owners of the shares represented by such certificates, which owners shall have all voting rights with respect to such shares as are provided by Texas law. However, no transfer or other disposition of the escrowed securities or any interest related to such securities shall be permitted by Summit Environmental Corporation, Inc. or recognized by Bank One other than by will or the law of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended or to Title 1 of the Employee Retirement Income Security Act.

         5. RELEASE OF THE ESCROWED SECURITIES. The certificates placed in escrow with Bank One shall be released from escrow and delivered by Bank One to Summit Environmental Corporation, Inc.'s stock registrar-transfer agent for delivery by it to the owners of the certificates at such time as or after Bank One has received a signed representation from Summit Environmental Corporation, Inc., together with any other evidence acceptable to Bank One, that the conditions and requirements set forth either in paragraph 5.1 or 5.2 below have been met.

                  5.1. Should the merger described in the Agreement of Merger be approved by the shareholders of Summit Environmental Corporation, Inc., and should the necessary merger documents be filed with the Secretary of State of Texas, Summit Environmental Corporation, Inc. shall so represent this to Bank One and shall state the date the merger became effective.

                  5.2. Should the proposed merger described in the Plan of Merger not be approved and effected, Summit Environmental Corporation, Inc. proposes to search for an alternative merger partner or for a suitable business or assets to be acquired. At such time as Summit Environmental Corporation, Inc. should execute an agreement of merger or for the acquisition of a business or assets that would constitute the business of Summit Environmental Corporation, Inc., Summit Environmental Corporation, Inc. shall file a post-effective amendment to the SB-2 disclosing the information specified by the SB-2 registration statement form and Industry Guides, including financial statements of Summit Environmental Corporation, Inc. and the company to be acquired, and the post-effective amendment must become effective at the Commission. Then, the alternative merger or



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acquisition of a business or assets must be approved and legally effected, at which time Summit Environmental Corporation, Inc. shall represent to Bank One that this has occurred and that all requirements of the Commission for the release from escrow of the certificates have been met.

         6. TERM OF ESCROW AGREEMENT. This Escrow Agreement shall terminate 18 months after the effective date of the initial SB-2, unless the certificates have been earlier released from escrow according to the provisions set forth above. Should no such release from escrow have occurred by the termination date, Bank One shall deliver, for cancellation, all escrowed stock certificates to Summit Environmental Corporation, Inc.'s stock registrar-transfer agent.

         7. DEPOSITORY DUTY. Bank One will be liable as a depository only and will not be responsible for the sufficiency or accuracy of the form, execution or validity of any certificate or document delivered to Bank One hereunder or any description of the property or other thing contained therein or the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such certificate or document. Bank One's duties hereunder are limited to the safekeeping of the instruments or other documents received, and the delivery of the same in accordance with this Agreement.

         8. STANDARD OF CARE. Bank One will not be liable for any act or omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by Bank One's willful misconduct or gross negligence.

         9. RELIANCE. Bank One is authorized to rely on any document believed by Bank One to be authentic in making any delivery of certificates, funds or property hereunder.

         10. ESCROW CHARGES. A $500 fee will be paid by Summit Environmental Corporation, Inc. to Bank One for services to be rendered hereunder. Bank One, however, may employ attorneys for reasonable protection of the escrow property and of itself, and Summit Environmental Corporation, Inc. will reimburse Bank One on demand. All sums due Bank One under this Agreement will bear interest at the rate of 10 percent per annum from the date due until Bank One is reimbursed in full.

         11. LIABILITY OF BANK ONE. In accepting any securities or documents delivered hereunder, it is agreed and understood by the undersigned that Bank One will not be called on to construe any contract or instrument deposited herewith and, in the event of a dispute, will be required to act in respect to the deposit herein made only on the consent in writing of the undersigned. In the event of its failure to obtain such consent in writing, Bank One reserves the right to hold all papers in connection with or concerning this escrow until a mutual agreement in writing has been



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reached between all parties and delivered to Bank One or until delivery is legally authorized and ordered by final judgment or decree of a court of competent jurisdiction. If Bank One obeys or complies with any judgment, order or decree of a court of competent jurisdiction, Bank One will not be liable to any of the parties hereto nor to any other person, firm or corporation by reason of such compliance, notwithstanding any such judgement, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

         12.      RESIGNATION OR REMOVAL OF BANK ONE.

                  12.1. Bank One may resign hereunder following the giving of 30 days prior written notice to Summit Environmental Corporation, Inc.. Similarly, Bank One may be removed and replaced following the giving of 30 days prior written notice to Bank One by Summit Environmental Corporation, Inc.. In either event, the duties of Bank One will terminate 30 days after the date of such notice (or as of such earlier date as may be mutually agreeable), and Bank One will then deliver all certificates then in its possession to a successor escrow agent as will be appointed by Summit Environmental Corporation, Inc., as evidenced by a written notice filed with Bank One.

                  12.2. If Summit Environmental Corporation, Inc. shall have failed to appoint a successor escrow agent prior to the expiration of 30 days following the date of the notice, resignation or removal of Bank One, Bank One may petition any court of competent jurisdiction for the appointment of a successor escrow agent, or other appropriate relief, and any such resulting appointment will be binding upon Summit Environmental Corporation, Inc.. The cost of such proceeding including attorneys fees will be reimbursed by Summit Environmental Corporation, Inc. on demand.

                  12.3. Upon acknowledgement by any successor escrow agent of the receipt of all certificates that had prior to such notice been in the possession of Bank One, Bank One will be fully released and relieved of all duties, responsibilities, and obligations under this agreement.

         13. NOTICE. Any request, direction, notice or other service required or permitted to be made or given by any party hereto will be in writing and will be deemed sufficiently given or served for all purposes if delivered in person or via certified mail, return receipt requested, to the parties hereto at the addresses set forth below or at such other address as any party will specify, from time to time, by written notice given to the other party hereto:



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         (a)      To Summit Environmental Corporation, Inc. and to
                     SuperCorp:              Thomas J. Kenan
                                             100 North Broadway, Suite 3300
                                             Oklahoma City, OK  73102-8805

         (b)      To Bank One:               Bank One Trust Company, NA,
                                               Oklahoma City, Oklahoma
                                             ATTN CORPORATE TRUST DEPT
                                             100 North Broadway
                                             P. O. Box 25848
                                             Oklahoma City, OK  73125

         IN WITNESS WHEREOF, this Escrow Agreement is executed as of the date set forth above.

                                         SUMMIT ENVIRONMENTAL CORPORATION, INC.



                                         By /s/ Albert L. Welsh
                                            ---------------------------------
                                            Albert L. Welsh, President

                                         BANK ONE TRUST COMPANY, NA,
                                         OKLAHOMA CITY, OKLAHOMA



                                         By /s/ M. E. Allan
                                            ---------------------------------
                                            M. E. Allan, Vice President

                                         SUPERCORP INC.



                                         By /s/ Albert L. Welsh
                                            ---------------------------------
                                            Albert L. Welsh, President



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                                     RELEASE


                  All moneys, documents and papers relative to this escrow deposit have been delivered in accordance with the provisions of this Escrow Agreement this ______ day of _____________________, 19______, and Bank One
herein is relieved from all further liability or responsibility with reference hereto.

                                   SUMMIT ENVIRONMENTAL CORPORATION, INC.



                                   By
                                      -------------------------------------
                                      Albert L. Welsh, President

                                   SUPERCORP INC.



                                   By -------------------------------------
                                      Albert L. Welsh, President



                                                                      Exhibit 10
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